EXHIBIT (a)(1)(vi)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer

      Social Security numbers ("SSN") have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers ("EIN") have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

What Name and Number to Give the Requester

For this type of account:                        Give name and SSN of:
-------------------------                        ---------------------
1.  Individual                                   The individual

2.  Two or more individuals (joint account)      The actual owner of the account or, if
                                                 combined funds, the first individual on the
                                                 account(1)

3.  Husband and wife (joint account)             The actual owner of the account or, if joint
                                                 funds, either person(1)

4.  Custodian account of a minor (Uniform        The minor(2)
    Gift to Minors Act)

5.  Adult and minor (joint account)              The adult or, if the minor is the only
                                                 contributor, the minor(1)

6.  Account in the name of guardian or           The ward, minor, or incompetent person(3)
    committee for a designated ward, minor,
    or incompetent person

7.  a.  The usual revocable savings trust        The grantor-trustee(1)
        account (grantor is also trustee)

    b.  So-called trust account that is          The actual owner(1)
        not a legal or valid trust under
        state law

8.  Sole proprietorship or single-owner LLC      The owner(4)

For this type of account:                        Give name and EIN of:
-------------------------                        ---------------------
9.  Sole proprietorship or single-owner LLC      The owner(4)

10. A valid trust, estate, or pension trust      The Legal entity (Do not furnish the
                                                 identifying number of the personal
                                                 representative or trustee unless the legal
                                                 entity itself is not designated in the
                                                 account title.)(5)

11. Corporate account or LLC electing            The corporation
    corporate status on Form 8832

For this type of account:                        Give name and EIN of:
-------------------------                        ---------------------
12. Association, club, religious,                The organization
    charitable, educational, or other
    tax-exempt organization

13. Partnership or multi-member LLC              The partnership

14. A broker or registered nominee               The broker or nominee

15. Account with the Department of               The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or prison)
    that receives agricultural program
    payments

----------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's SSN.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's SSN.

(4) You must show the name of the owner, and you may also enter you business or "doing business as" name. You may use either your SSN or your EIN (if you have one). If you are a sole proprietor, the Internal Revenue Service ("IRS") encourages the use of your SSN.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

      If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the IRS and apply for a number. Resident aliens who are not eligible to get a SSN and need an ITIN should obtain Form W-7, Application for Individual Taxpayer Identification Number, from the IRS.

Payees Exempt from Backup Withholding

      Payees specifically exempted from backup withholding on all payments include the following:

      o An organization exempt from tax under section 501(a)of the Internal Revenue Code of 1986, as amended (the "Code"), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

      o     The United States or any agency or instrumentality thereof.


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

      o A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

      o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

      o An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include:

      o     A corporation.

      o     A financial institution.

      o     A foreign central bank of issue.

      o A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

      o A futures commission merchant registered with the Commodity Futures Trading Commission.

      o     A real estate investment trust.

      o An entity registered at all times during the tax year under the Investment Company Act of 1940.

      o A common trust fund operated by a bank under section 584(a) of the Code.

      o A middleman known in the investment community as a nominee or custodian.

      o A trust exempt from tax under section 664 of the Code or a non-exempt trust described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      o Payments to nonresident aliens subject to withholding under section 1441 of the Code.

      o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

      o Payments of patronage dividends where the amount received is not paid in money.

      o     Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

      o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.


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

      o Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

      o Payments described in section 6049(b)(5) of the Code to nonresident aliens.

      o     Payments on tax-free covenant bonds under section 1451 of the Code.

      o     Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE "EXEMPT FROM BACKUP WITHHOLDING" BOX ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations promulgated in connection thereunder.

Privacy Act Notice

Section 6109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE IRS


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